Q3 2021 Earnings October 2021

www.TrueBlue.c om 2 Forward-looking statements This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (4) our ability to attract and retain clients, (5) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (6) our ability to maintain profit margins, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to successfully execute on business strategies to further digitalize our business model, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

www.TrueBlue.c om 3 Q3 2021 Overview Total revenue +22% - second consecutive quarter of double-digit growth ▪ Customer wins at multi-year high ▪ PeopleScout surpassed pre-pandemic Q3 2019 revenue ▪ Increased demand offsetting current worker supply challenges Net income was $19 million v. $9 million in Q3 2020 Adjusted EBITDA1 was $29 million v. $18 million in Q3 2020, with margin up 130 bps ▪ Gross margin was up 210 basis points from lower workers' compensation costs and increasing PeopleScout sales mix 1 Refer to the appendix to this presentation and “Financial Information” in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

www.TrueBlue.c om 4 Financial summary 1 Refer to the appendix to this presentation and “Financial Information” in the investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. Amounts in millions, except per share data Q3 2021 Q3 2020 Change Revenue $577 $475 22 % Net income $18.6 $8.8 112 % Net income per diluted share $0.53 $0.25 112 % Adjusted net income¹ $20.8 $8.2 153 % Adj. net income per diluted share $0.59 $0.24 146 % Adjusted EBITDA $29.2 $17.7 65 % Adjusted EBITDA margin 5.1% 3.7% 130 bps Notes: ▪ Increased profitability was primarily driven by revenue growth and gross margin expansion. ▪ Adjusted net income growth was greater than GAAP net income growth primarily due to $4 million in government subsidies in Q3 2020 which were excluded from adjusted results1.

www.TrueBlue.c om 5 Gross margin and SG&A bridges Amounts in millions Gr os s m ar gi n SG &A $90 $4 $25 $119 Q3 2020 Core business Q3 2021 23.3% 1.1% 1.0% 25.4% Q3 2020 Staffing RPO Q3 2021 Adjusted EBITDA exclusions1 1 $4 million represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. Refer to the adjusted EBITDA reconciliation in the appendix to this presentation for more information.

www.TrueBlue.c om 6 Q3 2021 Results by segment Amounts in millions PeopleReady PeopleManagement PeopleScout Revenue $349 $158 $70 % Change 19% 7% 108% Segment profit1 $25 $2 $10 % Change 32% -48% 2,702% % Margin 7.1% 1.5% 13.9% Change 70 bps -160 bps 1290 bps Notes: ■ Revenue was +19% – 84% of Q3 2019 revenue recovered • Negatively impacted by worker supply shortage – Trends improved across most geographies and industries, including those hit hardest last year ■ Segment profit margin expansion primarily driven by lower workers' compensation costs ■ Revenue was +7% – 99% of Q3 2019 revenue recovered ■ $86 million in annualized new business wins YTD v. three year historical average of $60 million ■ Segment profit margin contraction primarily driven by the return of temporary cost reductions taken in 2020 and higher variable expenses tied to new business growth ■ Revenue was +108% – 109% of Q3 2019 revenue recovered – Rapid recovery in travel and leisure (25% of mix; up ~308%) combined with new wins ■ $38 million in annualized new business wins YTD v. three year historical average of $9 million ■ Segment profit margin expansion primarily due to increased operating leverage in both cost of services and SG&A 1 We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.

www.TrueBlue.c om 7 Strategy highlights Leverage technology and industry leading position to grow market share and enhance efficiency ▪ Focus sales and marketing efforts to capitalize on industry dynamics (i.e. outsourcing) and hard-hit sectors entering recovery (i.e. travel & leisure) ▪ Leverage our strong brand; independently ranked as a market leader ▪ Expand technology offering to improve client delivery and recruiting efficiency ▪ Digitalize our business model to gain market share from smaller and less well-capitalized competitors and reduce costs ▪ Drive higher client usage ("heavy client users") of JobStackTM, our industry- leading technology, to accelerate revenue improvement ▪ Increase candidate flow and quality using new digital onboarding platforms ▪ Continue momentum on new customer wins through strong execution of sales initiatives ▪ Increase sales resources to expand into under- penetrated geographic markets ▪ Invest in client and associate care in addition to retention programs

www.TrueBlue.c om 8 JobStackTM Industry-leading mobile app that connects our associates with jobs and simplifies client ordering Digital strategy targeting market share gains and efficiencies Increasing client usage • 29,100 client users, up 11% v. Q3 2020 • 940,000 shifts filled in Q3 2021 • Heavy client users1 account for 56% of eligible revenue2, +25 ppts YOY • 93% associate adoption • 4.6 star rating in iOS app store • Digital fill rate of 58%, +7 ppts YOY 1 Heavy client users are clients for any given month that have 50+ touches on JobStack (entering an order, rating a worker, etc.). Year-over-year growth rates for heavy client users are calculated on a same customer basis. 2 Eligible revenue includes our U.S. on-demand business. Skilled trades, Canada and Puerto Rico are excluded as non-eligible users. Strong associate adoption

www.TrueBlue.c om 9 12% 6% 0% 0% 2018 2019 2020 Q3 2021 $80 $37 $0 $0 $33 $47 $38 $63 $49 Net debt Cash 2018 2019 2020 Q3 2021 $260 $295 $224 $343 $213 $257 $161 $294 $47 $38 $63 $49 Borrowing availability Cash 2018 2019 2020 Q3 2021 Balance sheet remains strong Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Total Debt to Capital calculated as total debt divided by the sum of total debt plus shareholders’ equity. Liquidity Amounts in millions Share repurchasesTotal debt to capital1 Total debt $37 $35 $39 $52 $0 2017 2018 2019 2020 YTD 2021 Amounts in millions

Outlook

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Item	Q4 2021	Commentary
Revenue	We are not providing customary guidance. However, we note that excluding 2020, the four-year historical average for sequential revenue growth from Q3 to Q4 was roughly flat. Listed below is the year-over-year growth for our staffing business[1] during the first three weeks of October 2021 and our exit rate for Q3 2021 (September 2021): • Total staffing revenue grew 12% during the first three weeks of October versus 10% in September • PeopleReady revenue grew 17% during first three weeks of October versus 14% in September • PeopleManagement grew 1% during first three weeks of October versus 2% in September	
Gross margin	+140 to +180 bps v. prior year	Expansion from segment revenue mix and cost of services operating leverage from rising PeopleScout volumes.
SG&A	$126M to $130M	
EBITDA Adjustments[2]	~$5M	~$2.5M in expected realized gain on the sale of deferred compensation mutual funds to purchase corporate owned life insurance policies (the gain from the asset is reported in other income and the expense for the related liability is included in SG&A). ~$2.0M in SaaS implementation costs. ~$0.5M in other adjustments.
CapEx	~$10M	Q4 depreciation is expected to be ~$5M.
Shares	~35.5M	Reflects diluted weighted average shares outstanding.
Tax Rate	12% to 16%	Reflects effective income tax rate.

[1] Weekly data is not available for our recruitment process outsourcing business as it bills clients monthly.
[2] Refer to the appendix to this presentation and "Financial Information" in the investors section of our website at www.trueblue.com for a definition of non-GAAP financial measures.

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Appendix

www.TrueBlue.c om 13 NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP measure Definition Purpose of adjusted measures EBITDA and Adjusted EBITDA EBITDA excludes from net income (loss): - interest expense and other income, net, - income taxes, and - depreciation and amortization. Adjusted EBITDA, further excludes: - third-party processing fees for hiring tax credits, - amortization of software as a service assets, - workforce reductions costs, - COVID-19 government subsidies, and - other adjustments, net. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies. - Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted net income and Adjusted net income per diluted share Net income (loss) and net income (loss) per diluted share, excluding: - amortization of intangibles of acquired businesses, - amortization of software as a service assets, - workforce reduction costs, - COVID-19 government subsidies - other adjustments, net, and - tax effect of each adjustment to U.S. GAAP. - Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. - Used by management to assess performance and effectiveness of our business strategies.

www.TrueBlue.c om 14 1. RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Sep 26, 2021 Sep 27, 2020 Net income $ 18,642 $ 8,795 Amortization of intangible assets of acquired businesses 1,506 2,041 Amortization of software as a service assets (1) 670 575 Workforce reduction costs (2) 110 270 COVID-19 government subsidies (92) (4,071) Other adjustments, net (3) 300 357 Tax effect of adjustments to net income (loss) (4) (372) 247 Adjusted net income $ 20,764 $ 8,214 Adjusted net income per diluted share $ 0.59 $ 0.24 Diluted weighted average shares outstanding 35,475 34,904 Refer to the last slide of the appendix for footnotes. 2. RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited) 13 weeks ended (in thousands) Sep 26, 2021 Sep 27, 2020 Net income $ 18,642 $ 8,795 Income tax expense 3,267 3,743 Interest expense and other (income), net (581) 174 Depreciation and amortization 6,426 7,652 EBITDA 27,754 20,364 Third-party processing fees for hiring tax credits (5) 419 174 Amortization of software as a service assets (1) 670 575 Workforce reduction costs (2) 110 270 COVID-19 government subsidies (92) (4,071) Other adjustments, net (3) 300 357 Adjusted EBITDA $ 29,161 $ 17,669

www.TrueBlue.c om 15 Footnotes: (1) Amortization of software as a service assets is reported in selling, general and administrative expense. (2) Workforce reduction costs for the 13 weeks ended September 27, 2020 were primarily due to employee reductions as part of our cost management actions in response to COVID-19 ($0.2 million in cost of services and $0.1 million in selling, general and administrative expense). (3) Other adjustments for the 13 weeks ended September 26, 2021 primarily include costs of $0.2 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million. Other adjustments for the 13 weeks ended September 27, 2020 primarily include lease exit costs of $0.2 million and implementation costs for cloud-based systems of $0.1 million. (4) Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the expected income tax rate of 14 percent for 2021 and the effective income tax rate of 30 percent for Q3 2020. (5) These third-party processing fees are associated with generating hiring tax credits.